Exhibit 99.1

April 18, 2016

Franklin Financial Announces Stock Repurchase Program

(Chambersburg, PA)  Franklin Financial Services Corporation, the bank holding company of F&M Trust, announced that its Board of Directors has authorized the repurchase of up to $350,000 in shares of its $1.00 par value common stock during each calendar quarter through March 31, 2017. The repurchases are authorized to be made in open market or privately negotiated transactions. The specific prices, numbers of shares and timing of purchase transactions will be determined by the Corporation from time to time in its sole discretion.

According to Chief Executive Officer William E. Snell, Jr., the repurchased shares will be held as treasury shares available for issuance in connection with future stock dividends and stock splits, employee benefit and executive compensation plans, the Dividend Reinvestment and Stock Purchase Plan, and other appropriate corporate purposes.

Franklin Financial is the largest independent, locally owned and operated bank holding company headquartered in Franklin County with assets of more than $1 billion. Its wholly-owned subsidiary, F&M Trust, has twenty-two community banking offices located in Boiling Springs, Camp Hill, Carlisle, Chambersburg, Greencastle, Hustontown, McConnellsburg, Mechanicsburg, Mont Alto, Marion, Newville, Orbisonia, Shippensburg and Waynesboro. Franklin Financial stock is trading on the OTCQX® marketplace of the OTC Markets under the symbol FRAF. Please visit our website for more information, www.franklinfin.com.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company's consolidated financial statements when filed with the Securities and Exchange Commission ("SEC"). Accordingly, the financial information in this announcement is subject to change.

Certain statements appearing herein which are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements refer to a future period or periods, reflecting management’s current views as to likely future developments, and use words “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” or similar terms.  Because forward-looking statements involve certain risks, uncertainties and other factors over which Franklin Financial Services Corporation has no direct control, actual results could differ materially from those contemplated in such statements.  These factors include (but are not limited to) the following: general economic conditions, changes in interest rates, changes in the Corporation’s cost of funds, changes in government monetary policy, changes in government regulation and taxation of financial institutions, changes in the rate of inflation, changes in technology, the intensification of competition within the Corporation’s market area, and other similar factors.